NATIONAL WASTE MANAGEMENT HOLDINGS, INC.

INVESTOR PRESENTATION

May 2015

Marcum Conference, New York City

The leading full-service, one-stop provider of C&D landfill operations on Florida's west coast

SAFE HARBOR STATEMENT

We have identified forward-looking statements by using words such as "expect," "believe," and "should." Although we believe our expectations are reasonable, our operations involve a number of risks and uncertainties that are beyond our control, and these statements may turn out not to be true. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form SEC filings.

COMPANY OVERVIEW

- National Waste Management Holdings ("NWMH") is a growing and emerging Solid Waste Management company located in central Florida.
- Environmental regulations in the U.S. are increasing in breadth and depth. Our view is that they are catapulting barriers to entry in our industries, and the markets in which we operate. We are forging a business to gather strength from such regulations.
- Our overarching focus on environmental regulations - and stewardship of progressive environmental services - is putting us in a leadership position within industries that these very regulations are creating.
- Our decades of industry experience position us as a clearinghouse of strategic opportunities in the industries we serve.

COMPANY FOCUS

NWMH Mission:

- NWMH mission is to leverage our operational know-how and our boundless commitment to minimizing the amount of waste that is disposed of in landfill to deliver comprehensive value-added waste and recycling collection and processing services to our customers.

NWMH Business Strategy:

- Providing the most comprehensive solutions for full waste diversion.
- Building long-term partnerships with municipal, institutional, commercial and industrial customers.
- Applying creative and innovative ideas to develop better waste collection and processing systems.
- Employing technologies and techniques that produce better results.
- Continually improving our operations to deliver services in a timely and cost-effective manner.
- Constantly looking for new opportunities to develop sustainable end markets for our recovered materials.

SOLID WASTE: A TIMELY OPPORTUNITY

- Number of Organizations: An estimated 27,000 organizations (private sector companies and public sector governmental and quasi-governmental organizations) were operating in the industry. More than 55 percent of these entities were in the public sector. Of the remainder, 45 percent were privately held, **while only 0.1 percent were publicly traded.**

- Solid waste organizations were further segmented as follows:
  - Hauling Operations: Approximately 15,500 solid waste industry organizations (57 percent) solely conducted hauling operations and did not own a solid waste facility.

  - Solid Waste Facilities: Approximately 11,500 organizations owned an estimated 15,700 facilities that dispose, recycle, incinerate, or otherwise process solid waste in the United States. About 53 percent of these facilities were owned by the private sector.

SOLID WASTE: A TIMELY OPPORTUNITY

Revenues:

- The solid waste industry generated an estimated total revenue, net of intra-industry payments, of $43.3 billion. Approximately 76 percent of this amount was generated by the private sector. Excluding the segment of the industry that is primarily engaged in the operation of scrap metal yards and recycling operations, total industry revenue was equal to $39.8 billion.

Relative Size of the Industry:

- The solid waste industry directly accounted for roughly one-half of one percent of the nation's gross domestic product (GDP). However, the industry's industrial output and employment were larger than the individual economics of several states, including North Dakota, Vermont, and Wyoming.

Economic Impacts:

- The solid waste industry contributed over $96 billion, 948,000 jobs, and just over one percent of U.S. GDP to the nation's economy.

FLORIDA MANDATE BY 2020

STRATEGICALLY PLACED AHEAD OF THE CURVE TO NOT ONLY MEET BUT EXCEED THE 75% RECYCLABLE GOAL MANDATED BY THE STATE OF FLORIDA BY 2020



- **Because of the major impact this sector has on the overall state recycling rate, DEP recommends:**
  - Require all mixed loads of C&D to be processed at a materials recovery facility prior to disposal.
  - Add sorting operations at the front end of existing C&D disposal facilities. Sorting C&D should make it more cost-effective to recycle materials than dispose of them.
  - Implementing these practices would involve little or no increase in costs to the generators of C&D, even in central and north Florida where disposal rates are cheapest.

NOT ONLY GOOD FOR NEW AND EXISTING BUSINESS; GOOD FOR THE ENVIRONMENT TOO

THE NATIONAL WASTE MODEL: EVOLVING

NWMH sees an emerging opportunity to acquire and restructure existing "mom and pop type" facilities in the marketplace, where our unique model offers an opportunity to create substantial shareholder value.

NWMH seeks to capitalize on an emergence of facilities under financial strain, poor management, or in search of strategic partnership. • As local (short-haul) assets continue to acclaim higher value due to the difficulty of greenfield development, and as environmental legislation targets shuttered facilities, we are expertly qualified to pioneer a major industry trend to acquire, 'recycle' and enhance aging and dormant facilities.

We see this as among the most exciting economic opportunities emerging in the industry.

NWMH Q3/Q4 2015 GROWTH STRATEGY

ACQUIRE COMPLEMENTARY BUSINESSES

- Acquisitions targeted to enhance footprint
- Significant economies can be realized
- Added customer and consumer service offerings

EXPAND BUSINESS OPPORTUNITIES

- Vertical Lift operations to streamline recycling initiatives and save landfill space
- Grapple trucks to enhance wood recycling/waste products
- Retail opportunities not currently utilized

EXPAND REGIONAL PRESENCE

- New and additional satellite offices to be customer-focused and operationally economical

BROADEN GEOGRAPHIC FOOTPRINT

- Expand into contiguous counties

START EXPANSION IN OUR OWN BACKYARD
EXPAND REGIONAL FOOTPRINT

- Covering Marion, Citrus, Hernando, Lake, Levy, and Sumter counties on Florida's west coast
- *Immediate* future expansion into Pasco, Pinellas, and Hillsborough counties



ST. JOHNS
ALACHUA
PUTNAM
FLAG-LER
LEVY
MARION
VOLUSIA
CITRUS
LAKE
SEMINOLE
SUM-TER
HER-NANDO
ORANGE
BREVARD
PASCO
PINELLAS
OSCEOLA
HILLS-BOROUGH
POLK

ACCRETIVE & VERTICAL INTERGRATED GROWTH STRATEGY

ACQUIRE COMPLIMENTARY BUSINESSES TO EXPAND SOLID WASTE INITIATIVES

TARGETED ACCRETIVE ACQUISITIONS:

Target "A" - TRANSFER STATION
- C&D and Class III Transfer Station
- Recycling Operations/ Geographically relevant
- Immediate/ Due Diligence commenced

Target "B" - GATEWAY ROLL OFF
- Asset Purchase evaluation
- Targeted and complimentary client base
- Roll Off Services
- Immediate/ Due Diligence commenced

Target "C" - SPECIALTY RECYCLER
- C&D and Class III recycling ability
- Geographically desirable
- Recycling Operations
- Immediate/ Due Diligence commenced

Target "D" - LANDFILL
- C&D and Class III Transfer Station
- Offers ongoing infrastructure support
- Immediate/ Due Diligence commenced

Target "E" - METAL RECYCLER
- Meets infrastructure demand
- Geographically desirable
- Immediate/ Due Diligence commenced

Each potential acquisition candidate meets our "accretive" financial model and company infrastructure needs, complimented with strong revenue possibility and ongoing positive cash flow.

IMMEDIATE EXPANSION

ACQUIRE COMPLIMENTARY BUSINESSES AND EXPAND REGIONAL PRESENCE

- NWMH announces March 5, 2015:
  - Purchase agreement signed to acquire a key landfill site, expanding solid waste management plan;
  - Florida Department of Environmental Protection (DEP) approved construction and demotion (C&D) landfill located in Citrus County, Florida, servicing several surrounding counties around the central Florida region;
  - 80 acre site; permitted yard trash and land clearing debris recycling and disposal site;
  - 600,000 cubic yards of air space permitted on a 21.7 acre footprint;
  - 300,000 cubic yards of sand on site for immediate use;
  - 3 million cubic yards of air space for yard trash/land clearing disposal for future permitting;
  - Future permissible use as storm debris disposal site.

COMPANY STEWARDSHIP

- CHARLES W. TEELON: Chairperson
  - From mid 1970's to the late 90's Charlie had grown Ulster Sanitation into a multi-million dollar organization, acquiring more than 60 small businesses along the way. Ulster Sanitation included more than 100 trash trucks and coupled the trash collection business with paper shredding, landfills, interstate trucking, roll-off service, transfer stations, and recycling facilities. Ulster Sanitation was valued at over $70,000,000 when sold.
- LOUIS PAVEGLIO: Chief Executive Officer
  - With almost 40 years of operations management and more than 20 years experience in the sanitation industry, Louis' expertise and industry connections are unsurpassable. Louis has continued to grow Sandland since he took over operations in 2002.
- JEFFREY CHARTIER: Lead Director
  - Over 30 years of experience in the financial industry
  - His former positions include: Senior Vice President at Morgan Stanley, President of Green EnviroTech Holdings Corp., an innovative technology company, founder of Chartier Financial, a full-service retail brokerage firm, and public markets consultant

BALANCE SHEET HIGHLIGHTS

- TOTAL ASSETS:
  - 2014: $1,169,824
  - 2013: $1,185,654

- TOTAL LIABILITIES
  - 2014: $ 469,990
  - 2013: $ 508,047



Assets
1,400,000
1,200,000
1,000,000
800,000
600,000
400,000
200,000
-
2014
2013
Deposits
Secured letter of credit
Intangible assets, net
Property and equipment, net
Due from related party
Other current assets
Accounts receivable, net

THE NUMBERS: Q1 2015

Comparison for the three months ended March 31, 2015 and 2014

- Sales for the three months ended March 31, 2015 and 2014 were $390,592 and $394,336, respectively, a decrease of $3,744 or approximately 1%, a slight retraction in consolidated revenue.
- Our primary focus has been to increase landfill services, our primary revenue growth category. Year over year landfill services increased to $252,783 during the three months ended March 31, 2015 as compared to $224,668 at March 31, 2014, a 12.5% increase.
- Cost of revenues for the three months ended March 31, 2015 and 2014 were $197,907 and $240,720 respectively, a decrease of $42,813 or approximately 18%. This is primarily attributable to cost cutting efforts and increased overall margins.
- Net income for the three months ended March 31, 2015 and 2014 was $38,374 and $46,091 respectively. The decrease of $7,717 is attributable to the Company now recognizing income tax expense at the entity level rather than the shareholder level when the Company was an S-Corp. Income tax expense recognized over the three month period ended March 31, 2015 was $20,583. With income taxes eliminated for comparative purposes, the Company's income would have increased $12,866 or 27%.

Liquidity and Capital Resources

- As of March 31, 2015, we had cash and cash equivalents of $251,367 and working capital of $200,447.

MARKET OVERVIEW

• TICKER:	NWMH
• AVERAGE VOLUME:	43,526
• PRICE (22/5/15):	$1.79
• 52-WEEK RANGE:	$0.10 - $1.93
• SHARES OUTSTANDING:	60 Million
• ESTIMATED FLOAT:	2,550,000

INVESTMENT CONSIDERATION

- REGIONAL LEADER
  - Currently operate in six contiguous counties on Florida's West Coast
  - One of the largest C&D facilities in the area
- REGULATED INDUSTRY
  - Department of Environmental Protection
  - Company maintains high level of compliance
  - The regulatory expertise, certifications, and high cost of capital needed to operate in the industry pose significant barriers to entry
- DIVERSE REVENUE STREAMS
  - Zero cost of goods: customers pay to dispose and for related services; consumers pay for byproducts and recycled products
- ATTRACTIVE MACRO TRENDS
  - Florida Mandate guarantees increase in C&D debris disposal
  - US New Housing significantly up over past years and projected to increase further

THANK YOU